Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Terra Income Fund 6, LLC (the “Company”) for the quarterly period ended September 30, 2023 as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Vikram S. Uppal, and I, Gregory M. Pinkus, each certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2023

/s/ Vikram S. Uppal
Vikram S. Uppal
Chairman of the Board, Chief Executive Officer and President
(Principal Executive Officer)
Terra Property Trust, Inc., the sold member of Terra Income Fund 6, LLC

/s/ Gregory M. Pinkus
Gregory M. Pinkus
Chief Financial Officer,
Chief Operating Officer, Treasurer and Secretary
(Principal Financial and Principal Accounting Officer)
Terra Property Trust, Inc., the sold member of Terra Income Fund 6, LLC